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Exhibit 24

POWER OF ATTORNEY

        Each person whose signature appears below designates and appoints John Van Dijk and Dennis A. Long, and either of them, his or her true and lawful attorneys-in-fact and agents, to sign a registration statement on Form S-4 to be filed by Pacific Financial Corporation, a Washington corporation ("Pacific"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering up to 700,000 shares of its common stock, par value $1.00, authorized for issuance in connection with the merger of BNW Bancorp, Inc., with and into Pacific, together with any and all amendments (including post-effective amendments) to the registration statement. Each person whose signature appears below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he or she could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents may lawfully do or cause to be done.

        IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 19th day of November, 2003.

Signature	Title

Principal Executive Officer and Director:
/s/ DENNIS A. LONG Dennis A. Long	President, Chief Executive Officer, and Director
Principal Financial and Accounting Officer:
/s/ JOHN VAN DIJK John Van Dijk	Treasurer and Chief Financial Officer
Other Directors:
/s/ JOSEPH A. MALIK Joseph A. Malik	Director and Chairman of the Board
/s/ GARY C. FORCUM Gary C. Forcum	Director
/s/ SUSAN C. FREESE Susan C. Freese	Director
/s/ DUANE E. HAGSTROM Duane E. Hagstrom	Director
/s/ ROBERT A. HALL Robert A. Hall	Director
/s/ EDWIN KETEL Edwin Ketel	Director
/s/ RANDY W. ROGNLIN Randy W. Rognlin	Director
/s/ RANDY RUST Randy Rust	Director

/s/ DOUGLAS M. SCHERMER Douglas M. Schermer	Director
/s/ SIDNEY R. SNYDER Sidney R. Snyder	Director
/s/ WALTER L. WESTLING Walter L. Westling	Director
/s/ DAVID L. WOODLAND David L. Woodland	Director
/s/ ROBERT J. WORRELL Robert J. Worrell	Director

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POWER OF ATTORNEY